EXHIBIT 10.6

CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF

SERIES E CONVERTIBLE PREFERRED STOCK

OF

CARE CONCEPTS I, INC.

a Delaware corporation

The undersigned, Gary Spaniak, Jr. and Charles Pearlman, do hereby certify that:

1.

They are the President and an Assistant Secretary, respectively, of CARE CONCEPTS I, INC., a corporation organized and existing under the Delaware General Corporation Law (“DGCL”) of the State of Delaware (the “Corporation”).

2.

Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the DGCL, the Board of Directors of the Corporation, pursuant to a meeting held September 20, 2004, adopted a resolution establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising, the Corporation’s Series E Convertible Preferred Stock, which resolution is as follows:

RESOLVED, that a series of Preferred Stock in the Corporation, having the rights, preferences, privileges and restrictions, and the number of shares constituting such series and the designation of such series, set forth below be, and it hereby is, authorized by the Board of Directors of the Corporation pursuant to authority given by the Corporation’s Articles of Incorporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the Determinations of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to, a new series of Preferred Stock as follows:

1.

Definitions.  For the purposes of this Certificate of Designation and in addition to other terms defined herein, the following definitions shall apply:

“10% Notes” shall mean the maximum of $15.0 million of the Corporation’s 10% convertible secured notes due September 15, 2009 to be issued pursuant to the transactions contemplated by the Subscription Agreement.

“Affiliate means, as to any Person, any other Person which, directly or indirectly, alone or together with other Persons, controls or is controlled by or is under common control with such Person. “Control” “controlled by” and “under common control with”, as and with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

“Adjustment Shares”  shall have the meaning defined in Section 7(b) of this Certificate of Designation and as “Additional Shares” in the Subscription Agreement.

“AMEX” shall mean the American Stock Exchange, Inc.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Corporation.

“Business Day” means any day, Monday through Friday, on which U.S. federally chartered banks are open for business in New York, New York, and Fort Lauderdale, Florida.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Stock” shall mean the authorized common stock, $.001 par value per share, of the Corporation.

“Common Stock Equivalent” shall mean any issued and outstanding notes, debentures or Preferred Stock that is convertible into shares of Common Stock, any options, warrants or securities exercisable for shares of Common Stock, or other rights entitling the holder to purchase Common Stock or exchange property or other assets for Common Stock.

 “Conversion Price” shall mean a price equal to fifty (50%) percent of the Market Price as at the Conversion Notice Date; provided, that in no event shall the Conversion Price be lower than the Floor Price.

“Conversion Notice” shall have the meaning defined in Section 7(b) of this Series E Certificate of Designations.

 “Conversion Notice Date” shall mean the date on which a Holder of Series E Preferred Stock shall deliver a Conversion Notice to the Corporation.

“DGCL” shall mean the Delaware General Corporation Law, as amended,

“Floor Price” shall mean $3.00 per share of Common Stock.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, or any successor law.

 “Fully-Diluted Common Stock” means, at any applicable point in time, the issued and outstanding shares of Common Stock of the Corporation, on a fully-diluted basis, after giving effect to (i) all issued and outstanding shares of Common Stock, (ii) the conversion into Common Stock of all issued and outstanding shares of Preferred Stock, (iii) all shares of Common Stock issuable upon exercise of any outstanding options, warrants or other rights to purchase Common Stock, and/or (iv) all shares of Common Stock issuable upon conversion of any outstanding notes, debentures, preferred stock, or other securities convertible into or exchangeable for shares of Common Stock.

“GAAP” means generally accepted United States accounting principles in effect from time to time.

“Governmental Authority” shall mean any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, or any other country or any provincial, state, local, county, city or other political subdivision.

“Holder(s)” shall mean the individual or collective reference to Monarch Pointe Fund, Ltd. and any other holder(s) of the Series E Preferred Stock.

 “Law” shall mean any United States, state or local (including common law) statute, code, directive, ordinance, rule, regulation or other requirement.

“Market Price” shall mean the average of the lowest three (3) intra-day trading prices of the Common Stock of the Corporation, as traded on the AMEX or any other National Securities Exchange, for the ten (10) trading days immediately preceding the date of determination of such Market Price.

“National Securities Exchange” shall mean the individual and collective reference to the New York Stock Exchange, the AMEX, the Nasdaq Stock Market, and/or the NASD OTC-Bulletin Board.

“Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

“Preferred Stock” shall mean the authorized preferred stock, $.001 par value per share, of the Corporation.

“Proceeding” shall mean any claim, action, investigation, arbitration, litigation or other judicial, administrative or regulatory proceeding.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

 “Securities Act” shall mean the United States Securities Act of 1933, as amended, or any successor law.

“Series A Preferred Stock” shall mean the 1,000 authorized shares of Series A Preferred Stock of the Corporation.

“Series B Preferred Stock” shall mean the 10,000 authorized shares of Series B Preferred Stock of the Corporation.

“Series C Preferred Stock” shall mean the 45,000 authorized shares of Series C Preferred Stock of the Corporation.

“Series D Preferred Stock” shall mean the 330,000 shares of Series D Preferred Stock of the Corporation issued to Penthouse pursuant to the Series D Preferred Stock Certificate of Designations and the Series D Preferred Stock Certificate of Designation Amendment.

“Series E Preferred Stock” shall mean the 35,000 shares of Series E Preferred Stock of the Corporation authorized to be issued pursuant to this Series E Preferred Stock Certificate of Designations.

“Series E Stated Value” shall mean the $100.00 per share stated value payable in respect of each of the authorized and issued series of the Series E Preferred Stock of the Corporation, as applicable, in connection with any Liquidation Event (as hereinafter defined in Section 7(a)) redemption or other sale or disposition of such Series E Preferred Stock.

“Series F Preferred Stock” shall mean the maximum of 54,500 shares of 10% Series F Convertible Redeemable Secured Preferred Stock of the Corporation to be issued pursuant to the transactions contemplated by the Subscription Agreement.

“Series G Preferred Stock” shall mean the 45,000 shares of Series G Convertible Preferred Stock of the Corporation to be issued pursuant to the transactions contemplated by the Subscription Agreement.

“Subsidiary” shall mean with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which 50% or more of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent Persons thereof is owned or controlled, directly or indirectly, by such Person.

“Subscription Agreement” shall mean the subscription agreement, dated September 20, 2004, between the Holder(s) of Series E Preferred Stock, Mercator Advisory Group, LLC and the Corporation.

“Transfer of Control” shall mean the occurrence of any one of the following events: (a) the sale, conveyance, exchange or disposition (collectively, “Transfer”) of all or substantially all of the assets of the Corporation, (b) the Transfer of all or substantially all of the assets of all or substantially all of the Subsidiaries of the Corporation, or (c) the consummation of a transaction or series of related transactions (whether by tender offer, merger, consolidation or like combination) in which either (i) more than fifty percent (50%) of the voting power of the Corporation is disposed of, or (ii) the power to elect a majority of the Board of Directors of the Corporation is invested in one or more Person(s) who are not currently stockholders of the Corporation or of Penthouse or Affiliates of such Persons.

2.

Determination.  The series of Preferred Stock is hereby designated Series E Convertible Preferred Stock (the “Series E Preferred Stock”).

3.

Authorized Shares.  The number of authorized shares constituting the Series E Preferred Stock shall be thirty five thousand (35,000) shares of such series.

4.

Dividends.  Until such date (the “Effective Date”) as a registration statement covering the Common Stock issuable upon conversion of the Series E Preferred Stock, certain additional shares of Common Stock purchased on the Issue Date from an affiliate of the Corporation, and other shares of Common Stock issuable upon exercise of certain warrants issued on the Issue date to the Holder of the Series E Preferred Stock (collectively, the “Registrable Securities”), on Form S-1 or other applicable form for registering securities under the Securities Act of 1933, as amended (the “Registration Statement”) shall have been declared effective by the Securities and Exchange Commission, each Share of Series E Preferred Stock shall pay a mandatory monthly dividend, at an annual rate equal to the product of multiplying (i) the $100.00 per share Series E Purchase Price, by (ii) six percent (6.0%).  Such dividend shall be payable monthly in arrears in cash.  From and after the Effective Date of the Registration Statement, no further mandatory dividends shall be payable on the Series E Preferred Stock.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holder of the Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

5.

Liquidation Preference.

(a)

Liquidation, Dissolution or Winding Up.  If (A) the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief In an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 30 consecutive days and, on account of any such event (“Insolvency Proceeding”), or (B) the Corporation shall otherwise liquidate, dissolve or wind up, a “Liquidation Event” shall be deemed to have occurred for purposes of this Certificate of Designation. If a Liquidation Event shall occur, the available funds and assets of the Corporation and its Subsidiaries shall be distributed in the following manner:

(i)

Liquidation Preference. Upon the occurrence of any Liquidation Event, the holder(s) of the issued and outstanding shares of Series E Preferred Stock shall be entitled to be paid a liquidation preference at the Series E Stated Value per share, out of the Available Funds and Assets (A) junior to and subordinated to all payments as shall be made to the holders of the Series F Preferred Stock, (B) pari passu and at the same time as payment shall be made to the holders of the Series D Preferred Stock, and (C) senior, prior to, and before any payment or distribution (or any setting apart of any payment or distribution) of any available funds and assets of the Corporation or any Subsidiary on any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series G Preferred Stock or Common Stock of the Corporation. If, upon a Liquidation Event, after payment in full of all payments as shall be made to the holders of the Series F Preferred Stock, the available funds and assets of the Corporation and its Subsidiaries to be distributed to the holders of the Series D and Series E Preferred Stock shall be insufficient to permit the payment to such shareholders of their full preferential amount described in this subsection, then all of such available funds and assets shall be distributed among the holders of then outstanding series of such Series D Preferred Stock and Series E Preferred Stock pro rata, according to the number of outstanding shares of such Series D Preferred Stock and Series E Preferred Stock held by each holder thereof. Except for the Series F Preferred Stock, the Corporation shall not create, designate or authorize any series of Preferred Stock with liquidation preferences or rights senior to the liquidation preferences and rights held by the holders of the Series E Preferred Stock.

(ii)

Other Shares of Junior Preferred Stock. Subject to payment in full of the Stated Value liquidation preference, first to the holders of the Series F Preferred Stock, then to the Series D Preferred Stock and Series E Preferred Stock, as provided above, the holder(s) of all other series of Preferred Stock of the Corporation then outstanding (including the Series B Preferred Stock, Series C Preferred Stock and Series G Preferred Stock) shall be entitled to be paid, out of the remaining available funds and assets, if any, and prior and in preference to any payment or distribution (or any setting apart of nay payment or distribution) of any available finds and assets on any shares of Common Stock, the amount of any liquidation preference or other payment required under the terms of such Preferred Stock.

(iii)

Remaining Assets. If there are any available finds and assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock of their full preferential amounts described in Sections here above, then all such remaining available finds and assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.

(b)

Merger or Sale of Assets.  At the option of the holders of the Series E Preferred Stock, with such series voting as a separate series, upon the consummation of a transaction or series of related transactions affecting the Corporation that shall constitute a Transfer of Control, for all purposes of this Certificate of Designation, a Liquidation Event shall be deemed to have occurred. In such event the Corporation shall, at the sole option of the holders of a majority of the outstanding Series E Preferred Stock, either (i) distribute, upon consummation of and as a condition to, such Transfer of Control an amount equal to the $100.00 per share Series E Stated Value liquidation preference with respect to each outstanding share of Series E Preferred Stock, (ii) issue to the holders of the Series E Preferred Stock that number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and/or other property as is receivable upon or as a result of such Transfer of Control, as though each Holder of Series E Preferred Stock had converted his or its Series E Preferred Stock into shares of Common Stock, at the applicable Conversion Percentage of Fully-Diluted Common Stock, immediately prior to such Transfer of Control or (iii) require the Corporation, or such successor, resulting, surviving or purchasing corporation, as the case may be, and without benefit of any additional consideration therefor, to execute and deliver to the Holder of Series E Preferred Stock shares of its preferred stock with substantially identical rights, preferences, privileges, powers, restrictions and other terms as the Series E Preferred Stock equal to the number of shares of Series E Preferred Stock held by such Holder divided by the Fully-Diluted Common Stock of the Corporation immediately prior to such Transfer of Control multiplied by the Fully-Diluted Common Stock of the Corporation or such successor, resulting or purchasing or surviving corporation, as the case may be, immediately after the consummation of such Transfer of Control; provided, that all Holders of Series E Preferred Stock shall be deemed to elect the option set forth in clause (i) above if at least a majority in interest of such Holders elect such option. For purposes of this Section 5(b), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock..

(c)

Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined by the Board of Directors in good faith, except that any securities to be distributed to shareholders in connection with a Liquidation Event shall be valued as follows:

(i)

The method of valuation of securities not subject to investment representation letter or other similar restrictions on free marketability shall be as follows:

(A)

unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if the securities to be distributed are shares of Common Stock of the Corporation or other securities that are traded on a National Securities Exchange, the same shall be determined based on its then Market Value; and

(B)

if there is no public market as described in clause (A) above, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors,

(ii)

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make a thirty percent (30%) discount from the Market Value to reflect the approximate fair market value thereof as determined in good faith by the Board of Directors.

6.

Voting Rights.  Except as otherwise required by law, the holder of shares of Series E Preferred Stock shall not have the right to vote on matters that come before the shareholders.

7.

Conversion Rights.  The holders of Series E Preferred Stock will have the right to convert their shares of Series E Preferred Stock into Common Stock upon the following terms and conditions:

(a)

Right to Convert.  Upon the earlier to occur of (i) December 31, 2004, or (ii) the Corporation’s obtaining “Stockholder Approval” (as that term is defined in the Subscription Agreement), subject to and in compliance with the provisions of this Section 7, any issued and outstanding shares of Series E Preferred Stock may, at the option of the Holder, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the Conversion Price in effect at the time of conversion, determined as provided herein; provided, that a holder of Series E Preferred Stock may at any given time convert only up to that number of shares of Series E Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Corporation’s Common Stock then outstanding.

(b)

Mechanics of Conversion.  Before any holder of Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender and deliver the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series E Preferred Stock being converted (the “Conversion Notice”).  Such Conversion Notice shall be delivered either simultaneous with, or not earlier than five (5) business days prior to, deliver of the certificate or certificates for conversion, as aforesaid.  Thereupon, the Corporation shall promptly issue and deliver at such office to such holder of Series E Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled.  Each conversion of Series E Preferred Stock into shares of Common Stock shall be deemed to have been made immediately prior to the close of business on the date of such surrender and delivery of the shares of Series E Preferred Stock to be converted (each, a “Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such Conversion Date.

Notwithstanding the $3.00 per share Floor Price, in the event that the Conversion Price shall be less than the $3.00 Floor Price on the Conversion Date, then and in such event the Holder(s) of Series E Preferred Stock shall be entitled to receive from the “Escrowed Shares” defined in the Subscription Agreement, that number of additional shares of Common Stock (the “Adjustment Shares”) as shall represent, together with the number of Conversion Shares issuable at the then Series E Preferred Conversion Price in effect, the aggregate number of shares of Company Common Stock that would have been issuable (i) based upon the Conversion Price then in effect, and (ii) assuming that the Floor Price had been reduced to $0.50 per share (the “Assumed Floor Price”), up to a maximum aggregate of 5,833,333 of such Adjustment Shares, if all 35,000 shares of Series E Stock are converted; provided, that in no event would such Assumed Floor Price ever be less than $0.50 per share.

For the avoidance of doubt, if for example, the Holder sends a Conversion Notice to convert $1,000,000 of his or its Series E Preferred Stock and the Conversion Price then in effect shall be $1.00 per share, notwithstanding the $3.00 Floor Price set forth above, in addition to 333,333 Conversion Shares, the Corporation shall sell to such Holder an additional 666,667 shares of Common Stock for a total of $666.67.  However, based upon the $0.50 Assumed Floor Price, in no event will the Corporation be required to issue more than 1,666,667 Adjustment Shares in such example, even if the Conversion Price then in effect is less than $0.50.

(c)

Conversion Price.  The number of shares of Common Stock into which one share of Series E Preferred Stock shall be convertible shall be determined by dividing the $100.00 per share Series E Purchase Price by the Conversion Price, as the same shall be adjusted pursuant to Section 7(d) below.

(d)

Adjustments to Floor Price and Assumed Floor Price.  The Floor Price and Assumed Floor Price shall be subject to adjustment as set forth below in this Section 7(d).

(i)

Adjustment upon Occurrence of an Event of Default.  If an Event of Default occurs, as defined in the Subscription Agreement for the Series E Preferred Stock, the Floor Price and Assumed Floor Price shall be reduced to seventy five percent (75%) of the Floor Price and Assumed Floor Price.

(ii)

Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time, or from time to time after the date shares of the Series E Preferred Stock are first issued (the "Original Issue Date"), effect a subdivision of the outstanding Common Stock, the Floor Price and Assumed Floor Price in effect immediately prior thereto shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Floor Price and Assumed Floor Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section 7(d)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iii)

Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time, or from time to time after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Floor Price and Assumed Floor Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Floor Price and Assumed Floor Price then in effect by a fraction:

(A)

the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B)

the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Floor Price and Assumed Floor Price shall be recomputed accordingly as of the close of business on such record date and thereafter, the Floor Price and Assumed Floor Price shall be adjusted pursuant to this Section 7(d)(iii) as of the time of actual payment of such dividends or distributions.

(iv)

Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such Series E Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series E Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph (f) with respect to the rights of the holders of the Series E Preferred Stock.

(v)

Adjustments to Floor Price and Assumed Floor Price for Certain Diluting Issues.

(A)

Special Definitions.  For purposes of this Section 7(d)(v), the following definitions apply:

(1)

"Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

(2)

"Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series E Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

(3)

“Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 7(d)(v)(C), deemed to be issued) by the Corporation after the Original Issue Date; provided, that “Additional Shares of Common Stock” shall not mean or include any shares of Common Stock issued or issuable:

(a)

upon conversion of shares of Series E Preferred Stock;

(b)

to officers, directors or employees of, or consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors, but not exceeding, at any one time, more than five (5%) percent of the fully-diluted shares of Common Stock then issued and outstanding (net of any repurchases of such shares), subject to adjustment for all subdivisions and combinations;

(c)

in connection with any acquisition, joint venture or similar combination, as full or partial consideration for the assets, securities or properties of any other person, firm or corporation, whether by purchase, exchange, merger, consolidation or like combination;

(d)

as a dividend or distribution on Series E Preferred Stock;

(e)

for which adjustment of the Floor Price and Assumed Floor Price is made pursuant to Section 7(d); or

(f)

any shares of Common Stock issued or issuable as “Adjustment Shares” within the meaning defined in the Subscription Agreement and in Section 7(b) above.

(B)

No Adjustment of Floor Price and Assumed Floor Price.  Any provision herein to the contrary notwithstanding, no adjustment in the Floor Price and Assumed Floor Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to this Section 7(d) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Floor Price and Assumed Floor Price in effect on the date of, and immediately prior to such issue.

(C)

Deemed Issue of Additional Shares of Common Stock.  In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i)

No further adjustments in the Floor Price and Assumed Floor Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Floor Price and Assumed Floor Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Floor Price and Assumed Floor Price shall effect Common Stock previously issued upon conversion of the Series E Preferred Stock);

(iii)

Upon the expiration of any such Options or rights, the termination of any such rights to convert or exchange, or the expiration of any rights related to such Convertible Securities, the Floor Price and Assumed Floor Price, to the extent in any way affected by or computed using such Options or Convertible Securities (unless such Options or Convertible Securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of this Section 7(d)) shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities that remain in effect) actually issued upon the exercise of such Options or rights related to such Convertible Securities.

(iv)

No readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Floor Price and Assumed Floor Price to an amount which exceeds the lower of (a) the Floor Price and Assumed Floor Price on the original adjustment date, or (b) the Floor Price and Assumed Floor Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(D)

Adjustment of Floor Price and Assumed Floor Price Upon Issuance of Additional Shares of Common Stock.  In the event this Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(d)(v)(C)) without consideration or for a consideration per share less than the Floor Price and Assumed Floor Price in effect on the date of and immediately prior to such issue, then and in such event, the Floor Price and Assumed Floor Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Floor Price and Assumed Floor Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued would purchase at the Floor Price and Assumed Floor Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.  For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series E Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(E)

Determination of Consideration.  For purposes of this Section 7(d)(v), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i)

Cash and Property:  Such consideration shall:

1.

insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

2.

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

3.

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(ii)

Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7(d)(v), relating to Options and Convertible Securities shall be determined by dividing

1.

the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

2.

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(vi)

Adjustment for Reclassification Exchange or Substitution.  If the Common Stock issuable upon the conversion of the Series E Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph (f)), then and in each such event the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series E Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(vii)

Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7(d)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of such Series E Preferred Stock, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7(d) with respect to the rights of the holders of the Series E Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7(d) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(viii)

Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Price or the securities issuable upon conversion of the Series E Preferred Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer shall prepare and sign a certificate showing such adjustment or readjustment, and shall mail such certificate by first class mail, postage prepaid, to each registered holder of the Series E Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(e)

Notices of Record Date.  In the event of (A) any taking by the Corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation or any transfer of all or substantially all of the assets of the Corporation to any other corporation, entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series E Preferred Stock at least 10 days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (3) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares, of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(f)

Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

(g)

Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series E Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(h)

Notices. Any notice required by the provisions of this Section 7 to be given to the holders of shares of Series E Preferred Stock shall be deemed given (A) if deposited in the United States mail, postage prepaid, or (B) if given by any other reliable or generally accepted means (including by facsimile or by a nationally recognized overnight courier service), in each case addressed to each holder of record at his address (or facsimile number) appearing on the books of the Corporation.

(i)

Payment of Taxes.  The Corporation will pay all transfer taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series E Preferred Stock.

(j)

No Dilution or Impairment.  The Corporation shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, without the approval of a majority of the then outstanding Series E Preferred Stock.

8.

No Reissuance of Preferred Stock.  Any shares of Series E Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the shares of Series E Preferred Stock that the Corporation shall be authorized to issue.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

9.

Severability.  If any right, preference or limitation of the Series E Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

Each of the undersigned declares under penalty of perjury that the matters set out in the foregoing Certificate are true of his own knowledge.  Executed in New York, New York on this __ day of September, 2004.

________________________________

Name:

Gary Spaniak, Jr.

Title:

President

_______________________________

Name:

 Charles Pearlman

Title:

Assistant Secretary